UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

FLEXSHOPPER, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: N/A

(2)	Aggregate number of securities to which transaction applies: N/A

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A

(4)	Proposed maximum aggregate value of transaction: N/A

(5)	Total fee paid: N/A

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid: N/A

(2)	Form, Schedule or Registration Statement No.: N/A

(3)	Filing Party: N/A

(4)	Date Filed: N/A

Preliminary copy - Subject to Completion

March 24, 2017

2700 North Military Trail, Ste. 200
Boca Raton, FL 33431

April    , 2017

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of FlexShopper, Inc. to be held at 11:00 a.m., local time, on Wednesday, May 10, 2017, at the Company’s corporate headquarters located at 2700 North Military Trail, Suite 200, Boca Raton, Florida.

We look forward to your attending either in person or by proxy. Further details regarding the matters to be acted upon at this meeting appear in the accompanying Notice of 2017 Annual Meeting and Proxy Statement. Please give this material your careful attention.

Very truly yours,

Brad Bernstein
Chief Executive Officer, President and Chairman

FLEXSHOPPER, INC.
2700 North Military Trail, Ste. 200
Boca Raton, FL 33431

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 10, 2017

To the Stockholders of FlexShopper, Inc.:

NOTICE IS HEREBY GIVEN that the 2017 Annual Meeting of Stockholders of FlexShopper, Inc., a Delaware corporation, will be held on Wednesday, May 10, 2017 at 11:00 a.m., local time, at the Company’s corporate headquarters located at 2700 North Military Trail, Ste. 200, Boca Raton, Florida, for the following purposes:

1.	To elect the seven nominees to the Board of Directors nominated by the Board of Directors.

2.	To approve, on a non-binding advisory basis, the compensation paid to our named executive officers.

3.	To approve, on a non-binding advisory basis, the frequency of future advisory votes on the compensation paid to our named executive officers.

4.	To approve an amendment to the Company’s certificate of incorporation to reduce the number of authorized shares of common stock and preferred stock.

5.	To ratify the appointment of EisnerAmper LLP as our independent registered public accounting firm for 2017.

6.	To transact such other business as may properly come before the annual meeting and any adjournments or postponements thereof.

Only stockholders of record at the close of business on March 23, 2017, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof. If you plan to attend the annual meeting and you require directions, please call us at (561) 419-2923.

By Order of the Board of Directors,

Brad Bernstein
Chief Executive Officer, President and Chairman

Boca Raton, Florida
April    , 2017

PROXY STATEMENT
TABLE OF CONTENTS

GENERAL INFORMATION	1
PROPOSAL 1—ELECTION OF DIRECTORS	9
REPORT OF THE AUDIT COMMITTEE	18
COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS	19
PROPOSAL 2—APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS	27
PROPOSAL 3—APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS	28
PROPOSAL 4—APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO REDUCE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND PREFERRED STOCK	29
PROPOSAL 5—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	30
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	31
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	33
OTHER BUSINESS	33
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 10, 2017	33

i

Preliminary copy - Subject to Completion

March 24, 2017

FLEXSHOPPER, INC.
2700 North Military Trail, Ste. 200
Boca Raton, FL 33431

PROXY STATEMENT

The Board of Directors (the “Board”) of FlexShopper, Inc. (the “Company,” “FlexShopper,” “we,” “us” or “our”) is providing these materials to you in connection with FlexShopper’s annual meeting of stockholders. The annual meeting will take place on Wednesday, May 10, 2017, 11:00 a.m., local time, at the Company’s corporate headquarters located at 2700 North Military Trail, Suite 200, Boca Raton, Florida. This proxy statement and the accompanying notice and form of proxy are being made available to stockholders on or about April    , 2017.

GENERAL INFORMATION

Why am I receiving these materials?

You have received these proxy materials because the Board is soliciting your proxy to vote your shares at the annual meeting. This proxy statement includes information that we are required to provide to you under Securities and Exchange Commission (“SEC”) rules and is designed to assist you in voting your shares.

What is a proxy?

The Board is asking for your proxy. This means you authorize persons selected by us to vote your shares at the annual meeting in the way that you instruct. All shares represented by valid proxies received before the annual meeting will be voted in accordance with the stockholder’s specific voting instructions.

What is included in these materials?

These materials include:

●	this proxy statement for the annual meeting;

●	a proxy card for the annual meeting; and

●	the 2016 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2016.

What items will be voted on at the annual meeting?

There are five proposals scheduled to be voted on at the annual meeting:

●	the election of the nominees to the Board nominated by our Board of Directors;

1

●	the approval, on a non-binding advisory basis, of the compensation paid to our named executive officers;

●	the approval, on a non-binding advisory basis, of the frequency of future advisory votes on the compensation paid to our named executive officers;

●	the approval of an amendment to the Company’s certificate of incorporation to reduce the number of authorized shares of common stock and preferred stock; and

●	the ratification of the Audit Committee’s appointment of EisnerAmper LLP (“EisnerAmper”) as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

The Board is not aware of any other matters to be brought before the meeting. If other matters are properly raised at the meeting, the proxy holders may vote any shares represented by proxy in their discretion.

What are the Board’s voting recommendations?

The Board recommends that you vote your shares:

●	FOR the nominees to the Board;

●	FOR the approval, on a non-binding advisory basis, of the compensation paid to our named executive officers;

●	EVERY YEAR, on a non-binding advisory basis, for the frequency of future advisory votes on the compensation paid to our named executive officers;

●	FOR the approval of an amendment to the Company’s certificate of incorporation to reduce the number of authorized shares of common stock and preferred stock; and

●	FOR the ratification of the Audit Committee’s appointment of EisnerAmper as our independent registered public accounting firm for 2017.

Who can attend the annual meeting?

Admission to the annual meeting is limited to:

●	stockholders as of the close of business on March 23, 2017 (the “record date”);

●	holders of valid proxies for the annual meeting; and

●	our invited guests.

Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport, and proof of stock ownership as of the record date.

2

When is the record date and who is entitled to vote?

The Board set March 23, 2017 as the record date. All record holders of FlexShopper common stock and preferred stock as of the close of business on that date are entitled to vote. Each share of common stock is entitled to one vote. Each share of Series 1 Preferred Stock is entitled to 0.57877 votes, voting together as a single class with holders of common stock and Series 2 Preferred Stock. Each share of Series 2 Preferred Stock is entitled to 123.4568 votes, voting together as a single class with holders of common stock and Series 1 Preferred Sock. As of the record date, there were outstanding 5,287,391 shares of common stock entitled to 5,287,391 votes at the annual meeting, 243,065 shares of Series 1 Preferred Stock entitled to 140,679 votes at the annual meeting, and 21,952 shares of Series 2 Preferred Stock entitled to 2,710,124 votes at the annual meeting.

What is a stockholder of record?

A stockholder of record or registered stockholder is a stockholder whose ownership of FlexShopper stock is reflected directly on the books and records of our transfer agent, Continental Stock Transfer & Trust Company. If you hold stock through an account with a bank, broker or similar organization, you are considered the beneficial owner of shares held in “street name” and are not a stockholder of record. For shares held in street name, the stockholder of record is your bank, broker or similar organization. We only have access to stock ownership information for registered stockholders. If you are not a stockholder of record, we will require additional documentation to evidence your stock ownership as of the record date, such as a copy of your brokerage account statement, a letter from your broker, bank or other nominee or a copy of your notice or voting instruction card. As described below, if you are not a stockholder of record, you will not be able to vote your shares unless you have a proxy from the stockholder of record authorizing you to vote your shares.

How do I vote?

You may vote by any of the following methods:

●	In person. Stockholders of record and beneficial stockholders with shares held in street name may vote in person at the meeting. If you hold shares in street name, you must also obtain a proxy from the stockholder of record authorizing you to vote your shares.
●	By mail. Stockholders of record may vote by signing and returning the proxy card provided.
●	By phone or via the Internet. You may vote by proxy, by phone or via the Internet by following the instructions provided in the accompanying proxy card or the voting instruction card provided.
●	Beneficial owners of shares held in “street name.” You may vote by following the voting instructions provided to you by your bank or broker.

How can I change or revoke my vote?

If you are a stockholder of record, you may change or revoke your proxy any time before it is voted at the annual meeting by:

●	timely delivering a properly executed, later-dated proxy;

3

●	delivering a written revocation of your proxy to our Secretary at our principal executive offices; or

●	voting in person at the meeting.

If you hold your shares beneficially in street name, you may change your vote by submitting new voting instructions to your bank, broker or nominee following the instructions they provide.

What happens if I do not give specific voting instructions?

Stockholders of record. If you are a stockholder of record and you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion for any other matters properly presented for a vote at the meeting.

Beneficial owners of shares held in “street name.” If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is referred to as a “broker non-vote.”

Which ballot measures are considered “routine” or “non-routine”?

The election of directors (“Proposal 1”), the approval, on a non-binding advisory basis, of the compensation paid to our named executive officers (“Proposal 2”) and the approval, on a non-binding advisory basis, of the frequency of future advisory votes on the compensation paid to our named executive officers (“Proposal 3”) are considered to be non-routine matters under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposals 1, 2 and 3.

The approval of an amendment to the Company’s certificate of incorporation to reduce the number of authorized shares of common stock and preferred stock (“Proposal 4”) and the ratification of the appointment of EisnerAmper as our independent registered public accounting firm for 2017 (“Proposal 5”) are considered to be routine matters under applicable rules. A broker or other nominee may generally vote on routine matters, and we do not expect there to be any broker non-votes with respect to Proposals 4 and 5.

What is the quorum for the annual meeting?

The presence, in person or by proxy, of the holders of a majority of the outstanding voting stock entitled to vote is necessary for the transaction of business at the annual meeting. This is called a quorum.

4

What is the voting requirement to approve each of the proposals?

The following are the voting requirements for each proposal:

●	Proposal 1: Election of Directors. The seven nominees receiving the highest number of votes will be elected as directors.

●	Proposal 2: Approval, on a non-binding advisory basis, of the compensation paid to our named executive officers. Approval, on a non-binding advisory basis, of the compensation paid to our named executive officers will be considered obtained if a majority of the voting power of the voting stock present in person or represented by proxy votes in favor of the proposal.

●	Proposal 3: Approval, on a non-binding advisory basis, of the frequency of future advisory votes on the compensation paid to our named executive officers. Approval, on a non-binding advisory basis, of the frequency of future advisory votes (whether every year, every two years or every three years) on the compensation paid to our named executive officers requires a plurality of the votes cast.

●	Proposal 4: Approval of an amendment to the Company’s certificate of incorporation to reduce the number of authorized shares of common stock and preferred stock. Approval of an amendment to the Company’s certificate of incorporation to reduce the number of authorized shares of common stock and preferred stock will require the following votes: (1) the affirmative vote of a majority of the Company’s outstanding common stock as of the close of business on the record date and (2) the affirmative vote of a majority of the Company’s common stock and preferred stock present in person or represented by proxy and entitled to vote at the annual meeting on a combined basis.

●	Proposal 5: Ratification of Appointment of Independent Registered Public Accounting Firm. The Audit Committee’s appointment of EisnerAmper as our independent registered public accounting firm for 2017 will be ratified if a majority of the voting power of the voting stock present in person or represented by proxy votes in favor of the proposal.

How are abstentions and broker non-votes treated?

Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present at the annual meeting. However, broker non-votes are not counted as votes present for any non-routine proposal considered at the annual meeting and, therefore, will have no effect on the proposals regarding the election of directors, the approval, on a non-binding advisory basis, of the compensation paid to our named executive officers and the approval, on a non-binding advisory basis, of the frequency of future advisory votes on the compensation paid to our named executive officers. We expect no broker non-votes on the routine proposals to approve of an amendment to the Company’s certificate of incorporation to reduce the number of authorized shares of common stock and preferred stock and to appoint EisnerAmper as our independent registered public accounting firm for 2017. Abstentions will be counted as votes present and entitled to vote on the proposals considered at the annual meeting and, therefore, will be counted as votes against the proposals.

5

Who pays for solicitation of proxies?

We are paying the cost of soliciting proxies. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to stockholders and obtaining their votes. In addition to soliciting the proxies by mail, certain of our directors, officers and regular employees, without compensation, may solicit proxies personally or by telephone, facsimile and email.

Where can I find the voting results of the annual meeting?

We will announce voting results in a Current Report on Form 8-K filed with the SEC within four business days following the meeting.

What is the deadline to propose actions for consideration or to nominate individuals to serve as directors at the 2018 annual meeting of stockholders?

Requirements for Stockholder Proposals to Be Considered for Inclusion in the Company’s Proxy Materials. Stockholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2018 annual meeting of stockholders must be received by December 11, 2017. In addition, all proposals will need to comply with Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals must be delivered to the Company’s Secretary at 2700 North Military Trail, Ste. 200, Boca Raton, Florida 33431.

Requirements for Stockholder Proposals to Be Brought Before the 2018 Annual Meeting of Stockholders. Notice of any director nomination or other proposal that you intend to present at the 2018 annual meeting of stockholders, but do not intend to have included in the proxy statement and form of proxy relating to the 2018 annual meeting of stockholders, must be delivered to the Company’s Secretary at 2700 North Military Trail, Ste. 200, Boca Raton, Florida 33431 not earlier than the close of business on January 24, 2018 and not later than the close of business on February 23, 2018. In addition, your notice must set forth the information required by our bylaws with respect to each director nomination or other proposal that you intend to present at the 2018 annual meeting of stockholders.

6

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our voting stock as of March 23, 2017 by:

●	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of any class of our voting stock;
●	each executive officer included in the Summary Compensation Table below;
●	each of our directors;
●	each person nominated to become director; and
●	all executive officers, directors and nominees as a group.

Unless otherwise noted below, the address of each person listed on the table is c/o FlexShopper, Inc. at 2700 North Military Trail, Ste. 200, Boca Raton, Florida 33431. To our knowledge, each person listed below has sole voting and investment power over the shares shown as beneficially owned except to the extent jointly owned with spouses or otherwise noted below.

Beneficial ownership is determined in accordance with the rules of the SEC. The information does not necessarily indicate ownership for any other purpose. Under these rules, shares of stock which a person has the right to acquire (i.e., by the exercise of any option or the conversion of preferred stock) within 60 days after March 23, 2017 are deemed to be beneficially owned and outstanding for purposes of calculating the number of shares and the percentage beneficially owned by that person. However, these shares are not deemed to be beneficially owned and outstanding for purposes of computing the percentage beneficially owned by any other person. The applicable percentage of common stock, Series 1 Preferred Stock and Series 2 Preferred Stock outstanding as of March 23, 2017 is based upon 5,287,391, 243,065 and 21,952 shares outstanding, respectively, on that date.

Name and Address of Beneficial Owner	Shares of Common Stock		Number of Shares Underlying Convertible Preferred Stock, Options and Warrants		Total Shares Beneficially Owned	Percentage of Common Stock Outstanding
Stockholders
B2 FIE V, LLC (1)	-		2,469,136	(2)	2,469,136	31.8%
Waterfall Asset Management, LLC (3)	1,454,546		-		1,454,546	27.5%
Morry F. Rubin	541,326	(4)	66,667	(5)	607,993	11.5%
George Rubin	285,526	(6)	66,667	(7)	352,193	6.7%
Directors and Executive Officers
James Allen	-		12,000	(8)	12,000	*
Daniel Ballen	-		-		-	*
Brad Bernstein	200,000	(9)	79,167	(10)	279,167	5.2%
Philip M. Gitler	-		-		-	*
H. Russell Heiser	10,400		13,334	(11)	23,734	*
T. Scott King	-		18,000	(12)	18,000	*
Marc Malaga	172,984		136,338	(13)	309,322	5.7%
Carl Pradelli	18,750	(14)	18,000	(15)	36,750	*
Katherine Verner	-		-		-	*
All directors and executive officers as a group (9 persons)	402,134		276,839		678,989	12.2%

* Less than one percent.

(1)	Based solely on the Schedule 13D filed on June 21, 2016 by Pacific Investment Management Company LLC (“PIMCO”). According to the filing, B2 FIE V LLC (“B2 FIE”) was formed solely for the purpose of investing in FlexShopper. PIMCO BRAVO Fund II, L.P. (“Bravo II”) is the sole member of B2 FIE and operates as a pooled investment fund and invests (among other things) in operating companies. PIMCO GP XII, LLC (“PIMCO GP”) is the sole general partner of Bravo II. PIMCO is the sole managing member of PIMCO GP and has the power to make voting and investment decisions regarding the Preferred Stock held by B2 FIE. Each of Bravo II, PIMCO GP and PIMCO disclaims beneficial ownership of the Series 2 Preferred Stock except to the extent of its pecuniary interest therein. The address for this investor is 650 Newport Center Drive, Newport Beach, CA 92660.

(2)	Consists of shares of Common Stock issuable upon the conversion of 20,000 shares of Series 2 Preferred Stock. Each share of Series 2 Preferred Stock is convertible into 123.4568 shares of Common Stock, based on the Series 2 Preferred Stock per share price of $1,000 and a conversion rate of $8.10 per share.

7

(3)	Based solely on the Schedule 13D filed by the Reporting Persons (as defined below) with the SEC on March 16, 2015. According to the filing, Waterfall Eden Master Fund, Ltd. (“WEMF”) owns 788,277 shares of Common Stock, or approximately 14.9% of the outstanding shares of Common Stock. Waterfall Delta Offshore Master Fund, LP (“WDOMF”) owns 442,065 shares of Common Stock, or approximately 8.4% of the outstanding shares of Common Stock. Waterfall Delta GP, LLC (“WDGP”), as general partner of WDOMF, may be deemed to share beneficial ownership of the shares owned by WDOMF. Waterfall Sandstone Fund, LP (“WSF”) owns 224,204 shares of Common Stock, or approximately 4.2% of the outstanding shares of Common Stock. Waterfall Sandstone GP, LLC (“WSGP” and, collectively with WEMF, WDOMF and WSF, the “Waterfall Funds”), as general partner of WSF, may be deemed to share beneficial ownership of the shares owned by WSF. Waterfall Asset Management, LLC (“Waterfall”), as the investment adviser to the Waterfall Funds, and Messrs. Thomas Capasse and Jack Ross, as members of Waterfall, may be deemed to share beneficial ownership of the 1,454,546 shares of Common Stock owned by the Waterfall Funds, or approximately 27.5% of the outstanding shares of Common Stock. Because of the relationships described above, Mr. Capasse, Mr. Ross, WEMF, WDGP, WDOMF, WSGP and WSF (collectively, the “Reporting Persons”) may be deemed to constitute a “group” within the meaning of Rule 13d-5 under the Exchange Act and, as such, each member of the group could be deemed to beneficially own, in the aggregate, all of the shares of Common Stock held by members of the group. The Reporting Persons do not admit that they constitute a group within the meaning of Rule 13d-5. Each of the Reporting Persons disclaims beneficial ownership of the shares of Common Stock referred to herein that such Reporting Person does not hold directly. Waterfall and Messrs. Thomas Capasse and Jack Ross share the power to vote and direct the disposition of the shares owned by the Waterfall Funds. WDGP may be deemed to share the power to vote and direct the disposition of the shares owned by the WDOMF, and WSGP may be deemed to share the power to vote and direct the disposition of the shares owned by WSF. The address for each of the Waterfall-associated companies is c/o Waterfall Management, LLC, 1140 Avenue of the Americas, 7th Floor, New York, NY 10036.

(4)	Based solely on the Schedule 13D filed on March 30, 2012 by Morry Rubin, as modified by the Form 4 filed on May 5, 2016, this amount consists of 515,126 shares of Common Stock held directly and 26,200 shares of Common Stock held in certain family trusts of which Morry Rubin’s spouse and father, George Rubin, are co-trustees.

(5)	This amount consists of warrants to purchase 66,667 shares of Common Stock.

(6)	According to the Schedule 13D/A filed on November 30, 2015 by George Rubin, 26,200 shares of Common Stock are held in certain family trusts of which he and Morry Rubin’s spouse are co-trustees.

(7)	Based solely on the Schedule 13D/A filed on November 30, 2015 by George Rubin. Consists of warrants to purchase 66,667 shares of Common Stock.

(8)	Consists of vested options to purchase 12,000 shares of Common Stock.

(9)	These shares of Common Stock are owned directly by Mr. Bernstein’s spouse. Mr. Bernstein disclaims beneficial ownership of these shares of Common Stock.

(10)	Consists of vested options to purchase 79,167 shares of Common Stock.

(11)	Consists of vested options to purchase 13,334 shares of Common Stock.

(12)	Consists of vested options to purchase 18,000 shares of Common Stock.

(13)	Consists of warrants to purchase 66,667 shares of Common Stock, vested options to purchase 28,333 shares of Common Stock, and Series 1 Preferred Stock convertible into 41,338 shares of Common Stock.

(14)	Consists of 6,250 shares held in a trust, of which Mr. Pradelli is trustee and beneficial owner, and 12,500 shares held by a limited liability company owned by Mr. Pradelli and his spouse.

(15)	Consists of vested options to purchase 18,000 shares of Common Stock.

8

PROPOSAL 1—ELECTION OF DIRECTORS

The Company’s Board of Directors currently consists of seven members. Upon the recommendation of the Corporate Governance and Nominating Committee of our Board of Directors, the Board has nominated the seven current directors for election at the annual meeting to hold office until the next annual meeting of stockholders and the election of their successors.

Shares represented by all proxies received by the Board and not marked so as to withhold authority to vote for any individual nominee will be voted FOR the election of the nominees named below. The Board knows of no reason why any nominee would be unable or unwilling to serve, but if such should be the case, proxies may be voted for the election of some other person nominated by the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE FOR THE NOMINEES LISTED BELOW

The following table sets forth the nominees to be elected at the 2017 Annual Meeting, the year such director was first elected as a director, and the positions currently held by each director with FlexShopper.

Nominee’s or Director’s Name	Year First Became Director	Position with the Company
James D. Allen	2016	Director
Daniel Ballen	2016	Director
Brad Bernstein	2007	Chief Executive Officer, President and Chairman of the Board
Philip M. Gitler	2015	Director
T. Scott King	2014	Director
Carl Pradelli	2014	Director
Katherine Verner	2016	Director

INFORMATION CONCERNING DIRECTORS AND NOMINEES FOR DIRECTOR

Set forth below is background information for each current director and nominee for director, as well as information regarding additional experience, qualifications, attributes or skills that led the Board of Directors to conclude that such director or nominee should serve on the Board.

James D. Allen, age 57, has been a director since February 2016. Mr. Allen currently serves as Chief Financial Officer of Hollander Sleep Products, LLC, the largest supplier of utility bedding products in North America. From July 2003 through November 2014, Mr. Allen served as VP Operations and Group CFO of Sun Capital Partners, a leading global private equity firm with an excess of $10 billion under management. From August 2008 through September 2014, Mr. Allen was a Partner and Group CFO of London-based Sun European Partners, the European affiliate of Sun Capital Partners. From July 2002 to July 2003, Mr. Allen was CAO of Mattress Firm, Inc., a leading bedding specialty retailer. Prior to joining Mattress Firm, Inc., Mr. Allen served for eight years in various capacities (President and COO, CFO and President of two operating divisions) at Tandycrafts, Inc. (NYSE: TAC), which operated a diversified portfolio of retail and consumer products businesses. Prior to Tandycrafts, Inc., Mr. Allen was a Senior Manager at the accounting firm of Price Waterhouse (now PwC). Mr. Allen received a B.B.A. degree, majoring in management and accounting, from Evangel University in Springfield, MO. Mr. Allen brings to the Board proven leadership and management experience and a deep knowledge of audit and accounting matters that make him well qualified to serve on the Board.

9

Daniel Ballen, age 34, has been a director since November 2016. Mr. Ballen is a Senior Vice President and Portfolio Manager for the alternative investment complex of Pacific Investment Management Company LLC (“PIMCO”), where he focuses on corporate private equity and special situations investing in both North America and Europe. Prior to joining PIMCO in 2014, Mr. Ballen was a member of the private equity investment teams at Pine Brook Partners and Bain Capital, where he executed and managed a number of private equity investments, with a particular focus on companies in the financial services sector. Mr. Ballen started his career in the investment banking division of Bear, Stearns & Co., where he was a member of the U.S. financial institutions advisory team. Mr. Ballen received a Bachelors degree, Summa Cum Laude, from Emory University. Mr. Ballen’s experience in finance makes him a valuable addition to the Board.

Mr. Ballen was appointed to the Board in connection with that certain Investor Rights Agreement dated June 10, 2016 (the “B2 FIE Investor Rights Agreement”) entered into by the Company, Brad Bernstein and B2 FIE in connection with B2 FIE’s purchase of Series 2 Preferred Stock. Pursuant to the B2 FIE Investor Rights Agreement, so long as B2 FIE and its affiliate transferees’ ownership percentage of the Company’s outstanding Common Stock, determined on a fully-diluted basis taking into account the conversion of all outstanding shares of Series 1 Preferred Stock and Series 2 Preferred Stock, exceeds 22%, B2 FIE shall have the right to nominate two directors to the Board.

Brad Bernstein, age 51, is a co-founder of FlexShopper and its Chief Executive Officer, President, and Chairman of the Board. Mr. Bernstein served as President and Chief Financial Officer of the Company from January 2007 through December 2014, during which time the Company was named Anchor Funding Services, Inc. and primarily engaged in the business of providing accounts receivable financing to businesses in the United States. Mr. Bernstein became CEO of FlexShopper in December 2014. Previously, Mr. Bernstein was employed by Preferred Labor LLC from March 1999 through January 2007. Mr. Bernstein served Preferred Labor LLC as its Chief Financial Officer and later as its President. Before joining Preferred Labor LLC, Mr. Bernstein was a partner of Miller, Ellin Consulting Group, LLP, where he advised commercial and investment banks, asset-based lenders, and alternative finance companies in connection with debt or equity investments. Mr. Bernstein has used his banking relationships to raise debt and negotiate and structure financing for companies. Mr. Bernstein brings to the Board his financial and business expertise as a Certified Public Accountant. Mr. Bernstein received a Bachelor of Arts degree from Columbia University. Mr. Bernstein’s executive experience with FlexShopper positions him well to serve as the Chairman of the Board.

10

Philip Gitler, age 43, has served as a director of the Company since April 2015. Mr. Gitler is a managing director at Waterfall Asset Management, LLC (“Waterfall”), an investment adviser focused on structured credit and whole loans. Prior to joining Waterfall in 2013, Mr. Gitler was managing member of PMG Advisors LLC, which he founded in 2012. PMG Advisors LLC consulted with finance companies and investors in the structured credit market. Previously, Mr. Gitler was a Vice President at Goldman Sachs & Co. (NYSE: GS), where he focused on asset and principal financings and advisory services with his clients, which included specialty finance, auto and equipment finance and leasing companies of various sizes. Prior to joining Goldman Sachs & Co., Mr. Gitler worked at Merrill Lynch & Co., where he held several positions in its investment banking and capital markets groups focused on asset and lease financing and securitization. Mr. Gitler received a Bachelor of Science degree in finance from the Pennsylvania State University and an M.B.A. from The Wharton School, University of Pennsylvania. Mr. Gitler’s extensive executive, managerial and leadership experience and his business acumen and experience make him a valuable addition to the Board.

Mr. Gitler was appointed to the Board in connection with that certain Investor Rights Agreement dated March 6, 2015 entered into by the Company, certain stockholders and several affiliates of Waterfall (the “Waterfall Funds”) in connection with the Waterfall Funds’ purchase of the Company’s Common Stock. Pursuant to the Investor Rights Agreement, so long as the Waterfall Funds and their affiliate transferees beneficially own at least 10% of issued and outstanding Common Stock, Waterfall shall have the right to nominate one director to the Board.

T. Scott King, age 64, has been a director since November 2014. From April 2014 through September 2014, Mr. King served as Interim Chief Executive Officer of Gordmans Stores, Inc. (NASD: GMAN), an Omaha, NE-based apparel and home décor retailer with approximately 100 stores. Mr. King has also served as Chairman of the Board of Gordmans Stores, Inc. From 2003 through 2014, Mr. King served as Senior Managing Director of Operations of Sun Capital Partners, a Boca Raton-based private equity firm with in excess of $10 billion assets under management. From 1999 through 2003, he served as President and Chief Executive Officer of Waterlink Inc., an Ohio-based, international provider of water and waste water solutions. Prior to his tenure at Waterlink Inc., Mr. King was employed for approximately 20 years with Sherwin-Williams Company, an international manufacturer and retailer of paint and coatings. Mr. King has served on the Board of Directors of The Limited, ShopKo, Furniture Brands Inc. and Boston Market. He also serves on the Board of Advisors of State University of NY at Oswego, School of Business, where he received his Bachelor of Arts in Business. Mr. King brings to the Board his financial and business experience as well as serving as a director on various boards of directors of public entities, making him an ideal candidate to serve as an independent director and as a financial expert on the Board.

Carl Pradelli, age 50, has been a director since July 2014. Since 2002, Mr. Pradelli has served as President, CEO, co-founder and a director of Nature City LLC, a developer and direct-to-consumer marketer of premium dietary supplements. Nature City LLC principally markets via direct mail and e-commerce channels. From 2002 through 2011, Mr. Pradelli also served as President, CEO and co-founder of Advanced Body Care Solutions, a marketer of health and beauty products using direct response television. Previously, he served as Senior Vice President of the investment banking firm Donaldson, Lufkin & Jenrette, which was acquired in 2000 by Credit Suisse First Boston. From 1999 to 2004, Mr. Pradelli served as a director of Duane Reade, Inc. and on its compensation and governance committees. Mr. Pradelli received an MBA from Wharton Business School at the University of Pennsylvania and a Bachelors of Science in Finance and Accounting from Stern School of Business at New York University. Mr. Pradelli brings to the Board his financial and business experience as well as his experience serving as a public company director, making him an ideal candidate to serve as an independent director and as a financial expert on the Board.

Katherine Verner, age 48, has been a director since November 2016. Ms. Verner is a Senior Vice President and Portfolio Manager at PIMCO focused on the oversight of private equity investments within the firm’s alternative investment complex. Ms. Verner has over 25 years of experience in finance and real estate investing for private equity funds, including Oaktree Capital, ORIX and Goldman Sachs/Whitehall. Prior to joining PIMCO, she was a Managing Director of a start-up NPL platform in Europe for Oaktree Capital and Chief Operating Officer of two corporate finance companies, Goldman Sachs Specialty Lending Group and ORIX Finance, and Director of Executive Operations for Goldman Sach’s international asset management platform. Ms. Verner received a Bachelor of Science degree from Texas A&M University and a Masters in Real Estate from the University of Denver. Ms. Verner’s executive and finance experience make her a valuable addition to the Board.

Ms. Verner was appointed to the Board pursuant to the B2 FIE Investor Rights Agreement.

11

INFORMATION CONCERNING EXECUTIVE OFFICERS

Set forth below is background information relating to our executive officers:

Name	Age	Position
Brad Bernstein	51	Chief Executive Officer, President, Chairman of the Board and Co-Founder
H. Russell Heiser	42	Chief Financial Officer
Marc Malaga	50	Executive Vice President of Operations

Brad Bernstein is discussed above under Information Concerning Directors and Nominees for Director.

Russ Heiser has served as our Chief Financial Officer since December 2015. From July 2015 to December 2015, Mr. Heiser served as a consultant to the Company. From 2008 to 2015, Mr. Heiser served as an advisor to family offices in South Florida. In this role, Mr. Heiser focused on venture capital and private equity investments and was responsible for sourcing, financial analysis, transaction execution and management of portfolio companies across a variety of sectors. From 2004 to 2008, Mr. Heiser was an Executive Director in the Investment Banking Division at UBS in New York and, from 2001 to 2004, was an Associate in the Investment Banking Division at Bear, Stearns & Co. in New York. Mr. Heiser received his BS in Accounting from the University of Richmond and an MBA from Columbia Business School. Over the course of his career, Mr. Heiser has earned both CPA and CFA designations.

Marc Malaga has served as our Executive Vice President of Operations since December 2013. From 2010 through 2012, Mr. Malaga developed a private real estate portfolio, leading the strategic acquisition and management of foreclosed properties throughout south Florida. From 2000 to 2007, Mr. Malaga founded and served as Chief Executive Officer of GiftBaskets.com, which became a leading destination for online gift baskets and flower purchases.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Board Independence

The Board of Directors has determined that each of Mr. Allen, Mr. Ballen, Mr. King, Mr. Pradelli and Ms. Verner is an independent director within the meaning of the director independence standards of The NASDAQ Stock Market (“NASDAQ”). Furthermore, the Board has determined that all of the members of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee are independent within the meaning of the director independence standards of NASDAQ and the rules of the SEC applicable to each such committee.

12

Board Leadership Structure

We have a Chairman of the Board who presides at all meetings of the Board. Currently, Mr. Bernstein serves as the Chairman of the Board, President and Chief Executive Officer. FlexShopper has no fixed policy with respect to the separation of the offices of the Chairman of the Board and Chief Executive Officer. Our bylaws permit these positions to be held by the same person, and the Board believes that it is in the best interests of the Company to retain flexibility in determining whether to separate or combine the roles of Chairman and Chief Executive Officer based on our circumstances. The Board has determined that it is appropriate for Mr. Bernstein to serve as both Chairman and Chief Executive Officer because combining the roles of Chairman and Chief Executive Officer: (1) enhances the alignment between the Board and management in strategic planning and execution as well as operational matters, (2) avoids the confusion over roles, responsibilities and authority that can result from separating the positions, and (3) streamlines board process in order to conserve time for the consideration of the important matters the Board needs to address. Further, five of our seven current Board members have been deemed to be independent by our Board; therefore, we believe our Board structure provides sufficient independent oversight of our management. The Board has not named a lead independent director.

Policy Governing Security Holder Communications with the Board of Directors

Security holders who wish to communicate directly with the Board, the independent directors of the Board or any individual member of the Board may do so by sending such communication by certified mail addressed to the Chairman of the Board, the entire Board of Directors, to the independent directors as a group or to the individual director or directors, in each case, c/o Secretary, FlexShopper, Inc., 2700 North Military Trail, Ste. 200, Boca Raton, Florida 33431. The Secretary reviews any such security holder communication and forwards relevant communications to the addressee.

Policies Regarding Director Nominations

The Board of Directors has adopted a policy concerning director nominations reflected in the charter of the Corporate Governance and Nominating Committee, a copy of which is available at http://investors.flexshopper.com/. Set forth below is a summary of certain provisions of this policy.

Director Qualifications

The Corporate Governance and Nominating Committee is responsible for, among other things: (1) recommending to the Board persons to serve as members of the Board and as members of and chairpersons for the committees of the Board, (2) considering the recommendation of candidates to serve as directors submitted from the stockholders of the Company, (3) assisting the Board in evaluating the Board’s and its committee’s performance, (4) advising the Board regarding the appropriate board leadership structure for the Company, (5) reviewing and making recommendations to the Board on corporate governance and (6) reviewing the size and composition of the Board and recommending to the Board any changes it deems advisable.

The Board seeks independent directors who represent a diversity of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. Candidates shall have substantial experience with one or more publicly traded companies or have achieved a high level of distinction in their chosen fields. The Board is particularly interested in maintaining a composition that includes individuals who are active or retired executive officers and senior executives, particularly those with experience in the finance and capital markets industries. In evaluating nominations to the Board, our Board also looks for certain personal attributes, such as integrity, ability and willingness to apply sound and independent business judgment, comprehensive understanding of a director’s role in corporate governance, availability for meetings and consultation on Company matters, and the willingness to assume and carry out fiduciary responsibilities. Qualified candidates for membership on the Board will be considered without regard to race, color, religion, sex, ancestry, national origin or disability.

13

Process for Identifying and Evaluating Director Nominees

The Board is responsible for selecting nominees for election to the Board by the stockholders. The Board delegates the selection process to the Corporate Governance and Nominating Committee, with the expectation that other members of the Board, and of management, may be requested to take part in the process as appropriate. Generally, the Corporate Governance and Nominating Committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisers, through the recommendations submitted by other directors or stockholders or through such other methods as the Corporate Governance and Nominating Committee deems appropriate. Once candidates have been identified, the Corporate Governance and Nominating Committee confirms that the candidates meet the qualifications for director nominees established by the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks, or any other means that the Corporate Governance and Nominating Committee deems to be helpful in the evaluation process. The Corporate Governance and Nominating Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board. Based on the results of the evaluation process, the Corporate Governance and Nominating Committee recommends candidates for the Board’s approval as director nominees for election to the Board.

Procedures for Recommendation of Director Nominees by Stockholders

The policy of the Corporate Governance and Nominating Committee is to consider properly submitted stockholder recommendations for director candidates. To submit a recommendation to the Corporate Governance and Nominating Committee for director nominee candidates, a stockholder must make such recommendation in writing and include:

●	the name and address of the stockholder making the recommendation, as they appear on our books and records, and of such record holder’s beneficial owner, if any;

●	the class and number of shares of our equity that are owned beneficially and held of record by such stockholder and such beneficial owner, including all “synthetic equity instruments” (e.g., derivatives, swaps, hedges, etc.), voting rights, rights to fees, dividends, or other material rights;

●	the name of the individual recommended for consideration as a director nominee;

●	full biographical information concerning the director candidate, including a statement about the candidate’s qualifications;

14

●	a description of all arrangements or understandings (whether or not in writing) among such stockholder or such beneficial owner and any other person or persons pursuant to which the recommendation is being made;

●	why such recommended candidate meets our criteria and would be able to fulfill the duties of a director;

●	how the recommended candidate meets applicable independence requirements established by the SEC and NASDAQ;

●	the recommended candidate’s beneficial ownership in our securities;

●	any relationships between the recommended candidate and us or any of our competitors, customers or suppliers, labor unions or other persons with special interests regarding the Company which may constitute a conflict of interest; and

●	all other information relating to the recommended candidate that would be required to be disclosed in solicitations of proxies for the election of directors or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including the recommended candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if approved by the Board of Directors and elected.

Recommendations must be sent to the Chairperson of the Corporate Governance and Nominating Committee, c/o Secretary, FlexShopper, Inc., 2700 North Military Trail, Ste. 200, Boca Raton, Florida 33431. The Secretary must receive any such recommendation for nomination not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the date of the proxy statement delivered to stockholders in connection with the preceding year’s annual meeting of stockholders; provided, however, that with respect to a special meeting of stockholders called by us for the purpose of electing directors to the Board of Directors, the Secretary must receive any such recommendation not earlier than the 90th day prior to such special meeting nor later than the later of (1) the close of business on the 60th day prior to such special meeting or (2) the close of business on the 10th day following the day on which a public announcement is first made regarding such special meeting. We will promptly forward any such nominations to the Corporate Governance and Nominating Committee. Once the Corporate Governance and Nominating Committee receives a recommendation for a director candidate, such candidate will be evaluated in the same manner as other candidates and a recommendation with respect to such candidate will be delivered to the Board of Directors.

Policy Governing Director Attendance at Annual Meetings of Stockholders

Each director is encouraged to attend the annual meeting of stockholders in person. We did not have a 2016 annual meeting of stockholders.

Code of Ethics for Senior Financial Officers

We have in place a Code of Ethics for Senior Financial Officers, which applies to the Company’s executive officers (collectively, the “Senior Financial Officers”) and is designed to deter wrongdoing and to promote honest and ethical conduct, proper disclosure of financial information and compliance with applicable laws, rules and regulations among the Senior Financial Officers. A current copy of the Code of Ethics is available in our public filings with the SEC. We intend to disclose any amendments to or waivers of a provision of the Code of Ethics by posting such information on our website available at http://investors.flexshopper.com/ and/or in our public filings with the SEC.

15

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board of Directors

Our bylaws state that the number of directors constituting the entire Board of Directors shall be determined by resolution of the Board and that the Board has the authority to increase the number of directors, fill any vacancies on the Board and to decrease the number of directors; provided, that no decrease in the number of directors shall shorten the term of any incumbent directors. The number of directors currently fixed by our Board is seven.

Our Board of Directors met four times during the year ended December 31, 2016. No director attended less than 75 percent of all meetings of the Board and applicable committee meetings in 2016 held during the period for which he or she was a director. The Board of Directors currently has standing Audit, Compensation and Corporate Governance and Nominating Committees. The Board and each standing committee retains the authority to engage its own advisors and consultants. Each standing committee has a charter that has been approved by the Board of Directors. A copy of each committee charter is available at http://investors.flexshopper.com/. Each committee reviews the appropriateness of its charter annually or at such other intervals as each committee determines.

The following table sets forth the current members of the Audit, Compensation and Corporate Governance and Nominating Committees of the Board:

Name	Audit	Compensation	Corporate Governance and Nominating
James Allen	Chair	X	X
T. Scott King	X	Chair	X
Carl Pradelli	X	X	Chair

Committees

Audit Committee. Our Audit Committee consists of Mr. Allen, Mr. King and Mr. Pradelli. The Board of Directors has determined that each member of the Audit Committee is independent within the meaning of the NASDAQ director independence standards and applicable rules of the SEC for audit committee members. The Board of Directors has elected Mr. Allen as Chairperson of the Audit Committee and has determined that he qualifies as an “audit committee financial expert” under the rules of the SEC. The Audit Committee is responsible for assisting the Board of Directors in fulfilling its oversight responsibilities with respect to financial reports and other financial information. The Audit Committee (1) reviews, monitors and reports to the Board of Directors on the adequacy of the Company’s financial reporting process and system of internal controls over financial reporting, (2) has the ultimate authority to select, evaluate and replace the independent auditor and is the ultimate authority to which the independent auditors are accountable, (3) in consultation with management, periodically reviews the adequacy of the Company’s disclosure controls and procedures and approves any significant changes thereto, (4) provides the audit committee report for inclusion in our proxy statement for our annual meeting of stockholders and (5) recommends, establishes and monitors procedures for the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters and the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters. The Audit Committee was formed in March 2016 and met three times in 2016.

16

Compensation Committee. Our Compensation Committee presently consists of Mr. Allen, Mr. King and Mr. Pradelli, each of whom is a non-employee director as defined in Rule 16b-3 of the Exchange Act. The Board has also determined that each member of the Compensation Committee is also an independent director within the meaning of NASDAQ’s director independence standards. Mr. King serves as Chairperson of the Compensation Committee. The Compensation Committee (1) discharges the responsibilities of the Board of Directors relating to the compensation of our directors and executive officers, (2) oversees the Company’s procedures for consideration and determination of executive and director compensation, and reviews and approves all executive compensation, and (3) administers and implements the Company’s incentive compensation plans and equity-based plans. The Compensation Committee was formed in March 2016 and did not meet in 2016.

Corporate Governance and Nominating Committee. Our Corporate Governance and Nominating Committee consists of Mr. Allen, Mr. King and Mr. Pradelli. The Board of Directors has determined that each member of the Corporate Governance and Nominating Committee is an independent director within the meaning of the NASDAQ director independence standards and applicable rules of the SEC. Mr. Pradelli serves as Chairperson of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee (1) recommends to the Board of Directors persons to serve as members of the Board of Directors and as members of and chairpersons for the committees of the Board of Directors, (2) considers the recommendation of candidates to serve as directors submitted from the stockholders of the Company, (3) assists the Board of Directors in evaluating the performance of the Board of Directors and the Board committees, (4) advises the Board of Directors regarding the appropriate board leadership structure for the Company, (5) reviews and makes recommendations to the Board of Directors on corporate governance and (6) reviews the size and composition of the Board of Directors and recommends to the Board of Directors any changes it deems advisable. The Corporate Governance and Nominating Committee was formed in March 2016 and did not meet in 2016.

Role of the Board of Directors in Risk Oversight

Enterprise risks are identified and prioritized by management and the Board receives periodic reports from the Company’s head of compliance regarding the most significant risks facing the Company. These risks include, without limitation, the following:

●	risks and exposures associated with strategic, financial and execution risks and other current matters that may present material risk to our operations, plans, prospects or reputation;

●	risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, financial policies, investment guidelines and credit and liquidity matters;

●	risks and exposures relating to corporate governance, and management and director succession planning; and

●	risks and exposures associated with leadership assessment, and compensation programs and arrangements, including incentive plans.

17

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is comprised of James Allen, T. Scott King and Carl Pradelli. None of the current or former members of the Audit Committee is an officer or employee of the Company, and the Board has determined that each member of the Audit Committee meets the independence requirements promulgated by The NASDAQ Stock Market and the SEC, including Rule 10A-3(b)(1) under the Exchange Act.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls and the certification of the integrity and reliability of the Company’s internal controls procedures. In fulfilling its oversight responsibilities, the Audit Committee has reviewed the Company’s audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and has discussed them with both management and EisnerAmper LLP (“EisnerAmper”), the Company’s independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board. The Audit Committee has reviewed permitted services under rules of the SEC as currently in effect and discussed with EisnerAmper their independence from management and the Company, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee has also considered and discussed the compatibility of non-audit services provided by EisnerAmper with that firm’s independence.

Based on its review of the financial statements and the aforementioned discussions, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited financial statements be included in the Company’s Annual Report.

Respectfully submitted by the Audit Committee.

THE AUDIT COMMITTEE:

James Allen, Chair
T. Scott King
Carl Pradelli

18

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Our compensation philosophy is to offer our executive officers compensation and benefits that are competitive and meet our goals of attracting, retaining and motivating highly skilled management, which is necessary to achieve our financial and strategic objectives and create long-term value for our stockholders. We believe the levels of compensation we provide should be competitive, reasonable and appropriate for our business needs and circumstances. The principal elements of our executive compensation program have to date included base salary and long-term equity compensation in the form of stock options.

The following table sets forth information concerning the compensation earned by the individual that served as our Principal Executive Officer during 2016 and our two most highly compensated executive officers other than the individual who served as our Principal Executive Officer during 2016 (collectively, the “named executive officers”):

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)(2)	TOTAL ($)

Brad Bernstein	2016	265,000	25,000	7,323	27,903	325,226
CEO and President	2015	240,000	--	--	12,000	252,000

Russ Heiser	2016	205,000	51,700	21,634	500	278,834
CFO	2015(3)	10,769	--	978	25,000	35,679

Marc Malaga	2016	195,000	20,000	5,755	21,979	242,734
EVP of Operations	2015	175,000	--	--	12,000	187,000

(1)	FASB ASC Topic 718 requires FlexShopper to determine the overall full grant date fair value of the restricted stock awards and options as of the date of grant based upon the Black-Scholes method of valuation, which total amounts are set forth in the table above under the year of grant, and to then expense that value over the service period over which the restricted stock awards and options become vested. As a general rule, for time-in-service-based restricted stock awards and options, FlexShopper will immediately expense any restricted stock awards and option or portion thereof which is vested upon grant, while expensing the balance on a pro rata basis over the remaining vesting term of the restricted stock awards and options. For a description of Topic 718 and the assumptions used in determining the value of the restricted stock awards and options under the Black-Scholes model of valuation, see the Notes to our audited financial statements included in our Annual Report on Form 10-K.

(2)	The amounts set forth in this column consist of (i) automobile provisions, (ii) consulting fees, (iii) medical costs not covered by the Company’s insurance and (iv) health and life insurance payments.

(3)	Represents a partial year of employment. Mr. Heiser joined us on December 1, 2015.

19

Outstanding Equity Awards at December 31, 2016

The following table provides information regarding equity awards held by the named executive officers as of December 31, 2016.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Brad Bernstein	95,000	-		12.50	1/31/2017
	25,000	-		6.20	3/23/2019
	25,000	-		1.70	3/20/2022
	25,000	-		7.00	3/24/2024
	-	12,500	(1)	5.70	3/1/2026

Russ Heiser	6,667	3,333	(2)	5.00	10/09/2025
	6,667	3,333	(3)	5.00	12/01/2025

Marc Malaga	25,000	-		7.00	3/24/2024
	-	10,000	(4)	5.70	3/1/2026

(1)	Reflects options granted under our Omnibus Equity Compensation Plan on March 1, 2016. Unvested options vest in three equal installments on March 31, 2017, March 31, 2018 and March 31, 2019.

(2)	Reflects options granted under our Omnibus Equity Compensation Plan on October 9, 2015. The remaining unvested options vest on October 9, 2017.

(3)	Reflects options granted under our Omnibus Equity Compensation Plan on December 1, 2015. The remaining unvested options vest on December 1, 2017.

(4)	Reflects options granted under our Omnibus Equity Compensation Plan on March 1, 2016. Unvested options vest in three equal installments on March 31, 2017, March 31, 2018 and March 31, 2019.

20

Employment Agreements and Change of Control Arrangements

Employment Agreements

The following is a summary of the employment arrangements with our named executive officers.

Brad Bernstein Employment Agreement

On January 31, 2007, we entered into an employment agreement to retain the services of Brad Bernstein as President. Mr. Bernstein currently serves as President and Chief Executive Officer of the Company. In January 2016, the Board approved an increase in Mr. Bernstein’s salary to $265,000. The Board may periodically review Mr. Bernstein’s base salary and may determine to increase (but not decrease) the base salary, in accordance with such policies as FlexShopper may hereafter adopt from time to time, if it deems appropriate. The following summarizes Mr. Bernstein’s employment agreement.

●	The Agreement shall be automatically renewed for additional one-year terms unless either party notifies the other, in writing, at least 60 days prior to the expiration of the term, of such party’s intention not to renew the Agreement. In December 2016, the Agreement renewed for one additional year through the close of business on January 31, 2018;

●	Mr. Bernstein is required to devote his full business time and efforts to the business and affairs of FlexShopper. Mr. Bernstein is entitled to indemnification to the full extent permitted by law. Mr. Bernstein is subject to provisions relating to non-competition and nonsolicitation of employees and customers during the term of the Agreement and for a specified period thereafter (other than for termination without cause or by Mr. Bernstein for good reason);

●	Mr. Bernstein is entitled to participate in our benefit and other compensatory or non-compensatory plans that are available to similarly situated executives of FlexShopper and is entitled to be reimbursed for up to $25,000 of medical costs not covered by FlexShopper’s health insurance per year

●	FlexShopper shall, to the extent such benefits can be obtained at a reasonable cost, provide Mr. Bernstein with disability insurance benefits of at least 60% of his gross base salary per month. In the event of Mr. Bernstein’s disability, Mr. Bernstein and his family shall continue to be covered by all of our executive welfare benefit plans at our expense, to the extent such benefits may, by law, be provided, for the lesser of the term of such disability and 24 months, in accordance with the terms of such plans; and

●	FlexShopper shall, to the extent such benefits can be obtained at a reasonable cost, provide Mr. Bernstein with life insurance benefits in the amount of at least $500,000. In the event of Mr. Bernstein’s death, his family shall continue to be covered by all of our executive welfare benefit plans, at our expense, to the extent such benefits may, by law, be provided, for 12 months following Mr. Bernstein’s death in accordance with the terms of such plans.

21

Termination of Employment

Mr. Bernstein’s employment with FlexShopper may be terminated by mutual agreement. The following description summarizes his severance pay (exclusive of base salary, car allowances and benefits due up to the date of termination), if any, in the event of termination (other than by mutual agreement) and the treatment of his options:

Termination for Cause. In the event of any termination for Cause (as defined in the agreement), Mr. Bernstein shall not receive any severance pay and any and all stock options granted to him shall terminate according to their terms of grant with any such vested options being exercisable for the shorter of (i) 90 days from the date of termination and (ii) the exercise term of each relevant option grant.

Termination for Disability or Death. In the event of termination for Disability (as defined in the agreement) or death, Mr. Bernstein shall receive all bonuses then earned, six months’ severance pay in the case of death, and the acceleration of certain options. Such options may be exercised for the longer of (i) 12 months from the date of the date of termination and (ii) the exercise term of each relevant option grant.

Termination without Cause. Mr. Bernstein’s employment with FlexShopper may be terminated by us, in the absence of Cause, and by Mr. Bernstein for Good Reason (as defined in the agreement). In such event, Mr. Bernstein shall receive 12 months’ severance pay, targeted bonuses, continuation of certain benefits and full vesting of all options. Such options may be exercised for the longer of (i) 12 months from the date of termination and (ii) the exercise term of each relevant option grant.

Voluntary Resignation. Mr. Bernstein’s employment with FlexShopper may be terminated by him without Good Reason. In such event, Mr. Bernstein shall not receive any severance pay and unless termination occurs in the first year of employment, all vested options shall be retained by him for the full exercise term of each relevant option.

Option Grants

Mr. Bernstein is eligible to receive stock options and other compensation as determined at the discretion of the board. See the section captioned “Outstanding Equity Awards at December 31, 2016” above for a description of outstanding options granted to Mr. Bernstein.

Russ Heiser Employment Agreement

On December 1, 2015, we entered into an employment agreement to retain the services of Russ Heiser as Chief Financial Officer of the Company. FlexShopper pays Mr. Heiser a fixed base salary $205,000 during each year of his employment term. The Board may periodically review Mr. Heiser’s base salary and may determine to increase (but not decrease) the base salary, in accordance with such policies as FlexShopper may hereafter adopt from time to time, if it deems appropriate. The following summarizes Mr. Heiser’s employment agreement.

●	The Agreement shall be automatically renewed for additional one-year terms unless either party notifies the other, in writing, at least 60 days prior to the expiration of the term, of such party’s intention not to renew the Agreement;

●	Mr. Heiser is required to devote his full business time and efforts to the business and affairs of FlexShopper. Mr. Heiser is entitled to indemnification to the full extent permitted by law. Mr. Heiser is subject to provisions relating to non-compete (other than in the event of any termination by the Company without cause or by Mr. Heiser for good reason) and non-solicitation of employees and customers during the term of the Agreement and for a specified period thereafter;

22

●	Mr. Heiser is entitled to participate in our benefit and other compensatory or non-compensatory plans that are available to similarly situated executives of FlexShopper and is entitled to be reimbursed for up to $25,000 of medical costs not covered by FlexShopper’s health insurance per year;

●	FlexShopper shall, to the extent such benefits can be obtained at a reasonable cost, provide Mr. Heiser with disability insurance benefits of at least 60% of his gross base salary per month. In the event of Mr. Heiser’s disability, Mr. Heiser and his family shall continue to be covered by all of our employee welfare benefit plans at our expense, to the extent such benefits may, by law, be provided, for the lesser of the term of such disability and 24 months, in accordance with the terms of such plans; and

●	FlexShopper shall, to the extent such benefits can be obtained at a reasonable cost, provide Mr. Heiser with life insurance benefits in the amount of at least $500,000. In the event of Mr. Heiser’s death, his family shall continue to be covered by all of our executive welfare benefit plans, at our expense, to the extent such benefits may, by law, be provided, for 12 months following Mr. Heiser’s death in accordance with the terms of such plans.

Termination of Employment

Mr. Heiser’s employment with FlexShopper may be terminated by mutual agreement. The following description summarizes his severance pay (exclusive of base salary, car allowances and benefits due up to the date of termination), if any, in the event of termination (other than by mutual agreement) and the treatment of his options:

Termination for Cause. In the event of any termination for Cause (as defined in the agreement), Mr. Heiser shall not receive any severance pay and any and all stock options granted to him shall terminate according to their terms of grant with any such vested options being exercisable for the shorter of (i) 90 days from the date of termination and (ii) the exercise term of each relevant option grant.

Termination for Disability or Death. In the event of termination for Disability (as defined in the agreement) or death, Mr. Heiser shall receive all bonuses then earned, six months’ severance pay in the case of death, and the acceleration of certain options. Such options may be exercised for the longer of (i) 12 months from the date of the date of termination and (ii) the exercise term of each relevant option grant.

Termination without Cause. Mr. Heiser’s employment with FlexShopper may be terminated by us, in the absence of Cause, and by Mr. Heiser for Good Reason (as defined in the agreement). In such event, Mr. Heiser shall receive 6 months’ severance pay if such termination occurs between June 1, 2016 and June 1, 2017 and 12 months’ severance pay if such termination occurs after June 1, 2017, plus in either case targeted bonuses, continuation of certain benefits and full vesting of all options. Such options may be exercised for the longer of (i) 12 months from the date of termination and (ii) the exercise term of each relevant option grant.

Voluntary Resignation. Mr. Heiser’s employment with FlexShopper may be terminated by him without Good Reason. In such event, Mr. Heiser shall not receive any severance pay and unless termination occurs in the first year of employment, all vested options shall be retained by him for the full exercise term of each relevant option. If such termination occurs in the first year of employment, all vested options may be exercised for the shorter of (i) 90 days from the date of termination and (ii) the exercise term of each relevant option grant. If termination occurs after the first year of employment, any such vested options would continue to be exercisable for the full exercise term of each relevant option grant.

23

Option Grant

Pursuant to his employment agreement, on December 1, 2015, Mr. Heiser was granted an option to purchase 10,000 shares of Common Stock of the Company with the exercise price based on the closing share price as of December 1, 2015. The option vests and becomes exercisable as follows: (i) one-third on the six month anniversary of the grant date; (ii) one-third on the one-year anniversary of the grant date and (iii) one-third on the two-year anniversary of the grant date.

Marc Malaga Employment Agreement

On August 11, 2015, we entered into an employment agreement to retain the services of Marc Malaga as Executive Vice President of Operations of the Company. FlexShopper pays Mr. Malaga a fixed base salary $175,000 during each year of his employment term. The Board may periodically review Mr. Malaga’s base salary and may determine to increase (but not decrease) the base salary, in accordance with such policies as FlexShopper may hereafter adopt from time to time, if it deems appropriate. In January 2016, the Board approved an increase to Mr. Malaga’s salary to $195,000. The following summarizes Mr. Malaga’s employment agreement.

●	The Agreement shall be automatically renewed for additional one-year terms unless either party notifies the other, in writing, at least 60 days prior to the expiration of the term, of such party’s intention not to renew the Agreement;

●	Mr. Malaga is required to devote his full business time and efforts to the business and affairs of FlexShopper. Mr. Malaga is entitled to indemnification to the full extent permitted by law. Mr. Malaga is subject to provisions relating to non-compete (other than in the event of any termination by the Company without cause or by Mr. Malaga for good reason) and non-solicitation of employees and customers during the term of the Agreement and for a specified period thereafter;

●	Mr. Malaga is entitled to participate in our benefit and other compensatory or non-compensatory plans that are available to similarly situated executives of FlexShopper and is entitled to be reimbursed for up to $25,000 of medical costs not covered by FlexShopper’s health insurance per year;

●	FlexShopper shall, to the extent such benefits can be obtained at a reasonable cost, provide Mr. Malaga with disability insurance benefits of at least 60% of his gross base salary per month. In the event of Mr. Malaga’s disability, Mr. Malaga and his family shall continue to be covered by all of our employee welfare benefit plans at our expense, to the extent such benefits may, by law, be provided, for the lesser of the term of such disability and 24 months, in accordance with the terms of such plans; and

●	FlexShopper shall, to the extent such benefits can be obtained at a reasonable cost, provide Mr. Malaga with life insurance benefits in the amount of at least $500,000. In the event of Mr. Malaga’s death, his family shall continue to be covered by all of our executive welfare benefit plans, at our expense, to the extent such benefits may, by law, be provided, for 12 months following Mr. Malaga death in accordance with the terms of such plans.

24

Termination of Employment

Mr. Malaga’s employment with FlexShopper may be terminated by mutual agreement. The following description summarizes his severance pay (exclusive of base salary, car allowances and benefits due up to the date of termination), if any, in the event of termination (other than by mutual agreement) and the treatment of his options:

Termination for Cause. In the event of any termination for Cause (as defined in the agreement), Mr. Malaga shall not receive any severance pay and any and all stock options granted to him shall terminate according to their terms of grant with any such vested options being exercisable for the shorter of (i) 90 days from the date of termination and (ii) the exercise term of each relevant option grant.

Termination for Disability or Death. In the event of termination for Disability (as defined in the agreement) or death, Mr. Malaga shall receive all bonuses then earned, six months’ severance pay in the case of death, and the acceleration of certain options. Such options may be exercised for the longer of (i) 12 months from the date of the date of termination and (ii) the exercise term of each relevant option grant.

Termination without Cause. Mr. Malaga’s employment with FlexShopper may be terminated by us, in the absence of Cause, and by Mr. Malaga for Good Reason (as defined in the agreement). In such event, Mr. Malaga shall receive 12 months’ severance pay, targeted bonuses, continuation of certain benefits and full vesting of all options. Such options may be exercised for the longer of (i) 12 months from the date of termination and (ii) the exercise term of each relevant option grant.

Voluntary Resignation. Mr. Malaga’s employment with FlexShopper may be terminated by him without Good Reason. In such event, Mr. Malaga shall not receive any severance pay and unless termination occurs in the first year of employment, all vested options shall be retained by him for the full exercise term of each relevant option. If such termination occurs in the first year of employment, all vested options may be exercised for the shorter of (i) 90 days from the date of termination and (ii) the exercise term of each relevant option grant. If termination occurs after the first year of employment, any such vested options would continue to be exercisable for the full exercise term of each relevant option grant.

Option Grant

Mr. Malaga is eligible to receive stock options and other compensation as determined at the discretion of the board. See the section captioned “Outstanding Equity Awards at December 31, 2016” above for a description of outstanding options granted to Mr. Malaga.

Director Compensation

Our independent directors, except those appointed pursuant to the B2 FIE Investor Rights Agreement, receive an annual retainer in the amount of $8,000 and a fee in the amount of $1,000 for every meeting attended. In connection with his appointment to the Board of Directors in 2016, Mr. Allen received a one-time grant of stock options exercisable for 18,000 shares of Common Stock vesting over a three-year period.

25

The following table sets forth information with respect to compensation earned by or awarded to each of our non-employee Directors who served on our Board during the fiscal year ended December 31, 2016:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
James Allen	10,500	24,445	34,945
T. Scott King	10,500	--	10,500
Carl Pradelli	10,500	--	10,500

(1)	FASB ASC Topic 718 requires FlexShopper to determine the overall full grant date fair market value of the options as of the date of grant based upon the Black-Scholes method of valuation, which total amounts are set forth in the table above under the year of grant, and then to expense that value over the service period over which the restricted stock awards and the options become exercisable. As a general rule, for time-in-service-based restricted stock awards and options, FlexShopper will immediately expense any restricted stock award or option or portion thereof which is vested upon grant, while expensing the balance on a pro rata basis over the remaining vesting term of the restricted stock award and option. For a description of Topic 718 and the assumptions used in determining the value of the restricted stock awards and options under the Black-Scholes method of valuation, see the notes to the consolidated financial statements included our Annual Report on Form 10-K.

The following table shows the number of shares subject to vested option awards held by each non-employee director as of December 31, 2016:

Name	Shares Subject to Outstanding Stock Option Awards (#)
James Allen	6,000
Daniel Ballen	-
Philip Gitler	-
T. Scott King	18,000
Carl Pradelli	18,000
Katherine Verner	-

Mr. Ballen, Mr. Bernstein, Mr. Gitler and Ms. Verner receive no compensation for their service on the Board.

26

PROPSAL 2—Approval, on a non-binding advisory basis, OF the
compensation paid to our named executive officers

We are providing our stockholders, in accordance with Section 14A of the Exchange Act, with the opportunity express their views on our named executive officers’ compensation by casting their vote on this Proposal 2. This non-binding, advisory vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers as described in this proxy statement.

Our executive compensation program, which is described in detail in the “Compensation and Other Information Concerning Directors and Officers” section beginning on page 18, is designed to balance the goals of attracting and retaining talented executives who are motivated to achieve our annual and long-term strategic goals while keeping the program affordable and appropriately aligned with stockholder interests. We believe that our executive compensation program accomplishes these goals in a way that is consistent with our purpose and core values and the long-term interests of the Company and its stockholders.

Although the vote on this Proposal 2 regarding the compensation of our named executive officers is not binding, we value the opinions of our stockholders and will consider the result of the vote when determining future executive compensation arrangements.

By approving this proposal, our stockholders will approve the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the Company’s proxy statement for the 2017 Annual Meeting of Stockholders, is hereby approved.

Vote Required for Approval

Provided a quorum is present, the affirmative vote of the holders of a majority of the voting power of the voting stock present in person or represented by proxy and entitled to vote at the annual meeting is required to approve the foregoing resolution. Broker non-votes will have no effect on the outcome of the proposal.

Board Recommendation

The Board unanimously recommends that the stockholders vote FOR Proposal 2.

27

PROPOSAL 3—APPROVAL, on a non-binding advisory basis, OF the frequency of future advisory votes on the compensation paid to our named executive officers

As described in Proposal 2 above, in accordance with Section 14A of the Exchange Act, our stockholders are being provided the opportunity to cast a non-binding, advisory vote on the compensation paid to the Company’s named executive officers.

This Proposal 3 provides stockholders with an opportunity to cast a non-binding, advisory vote on the frequency of future advisory votes on the compensation paid to our named executive officers. Under this Proposal 3, stockholders may vote in favor of holding this advisory vote every year, every two years or every three years beginning with the 2017 annual meeting of stockholders or the stockholders may choose to abstain.

After careful consideration, the Board recommends that the advisory vote by our stockholders on executive compensation be held every year. In formulating its recommendation, our Board believes that giving our stockholders the right to cast an annual advisory vote on the compensation of our named executive officers is a good corporate governance practice and is in the best interests of our stockholders, allowing our stockholders to provide us with frequent and direct input on our executive compensation philosophy, policies and practices as disclosed in the proxy statement each year.

Although non-binding, the Board and the Compensation Committee will carefully review the voting results. Notwithstanding the Board’s recommendation and the outcome of the stockholder vote, our Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to our compensation programs and policies.

Vote Required for Approval

Provided a quorum is present, the approval, on a non-binding advisory basis, of the frequency of future advisory votes (whether every year, every two years or every three years) on the compensation paid to our named executive officers requires a plurality of the votes cast. Broker non-votes will have no effect on the outcome of the proposal.

Board Recommendation

The Board unanimously recommends that the stockholders vote to hold say-on-pay votes “EVERY YEAR.”

28

PROPOSAL 4—Approval of an amendment to the Company’s certificate of incorporation to reduce the number of authorized shares of common stock and preferred stock

The Board has approved and recommended a proposal to amend Section 1 of Article FOURTH of our certificate of incorporation to reduce our authorized shares of common stock from 100,000,000 to 15,000,000 and to reduce our authorized shares of preferred stock from 10,000,000 to 500,000. The proposed Certificate of Amendment to our certificate of incorporation (the “Certificate of Amendment”) is attached hereto as Appendix A.

If approved by our stockholders, we intend to file the Certificate of Amendment effecting such amendment with the Secretary of State of Delaware as soon as practicable following the annual meeting, and the Certificate of Amendment will be effective upon such filing.

Our certificate of incorporation currently authorizes us to issue 100,000,000 shares of common stock, par value $0.0001 per share (“Common Stock”), and 10,000,000 shares of preferred stock, par value $0.0001 per share. Our issued and outstanding securities, as of March 23, 2017, on a fully diluted basis, are as follows:

●	5,287,391 shares of Common Stock;

●	243,065 shares of Series 1 Preferred Stock convertible into 140,679 shares of Common Stock;

●	21,952 shares of Series 2 Preferred Stock convertible into 2,710,124 shares of Common Stock;

●	Outstanding options to purchase 249,567 shares of Common Stock with a weighted average exercise price of $8.63; and

●	Warrants to purchase 511,553 shares of Common Stock.

Purpose of Decrease in Authorized Common Stock and Preferred Stock

The Board of Directors believes that, due to the decrease in the number of outstanding shares of Common Stock resulting from the one-for-ten reverse stock split the Company effected in October 2016, the Company no longer has a need for 100,000,000 authorized shares of common stock or 10,000,000 authorized shares of preferred stock and that 15,000,000 authorized shares of Common Stock and 500,000 shares of preferred stock is sufficient for the Company at this time. Further, the reduction in authorized shares of Common Stock and preferred stock will result in lower franchise taxes payable to the State of Delaware. In the event we need to increase our authorized shares of Common Stock or preferred stock in the future, the Company may, subject to stockholder approval, seek to amend its certificate of incorporation to increase the number of authorized shares of Common Stock or preferred stock.

Vote Required for Approval

The following votes of our shareholders are required for approval of this proposal: (1) the affirmative vote of a majority of the Company’s outstanding Common Stock as of the close of business on the record date and (2) the affirmative vote of a majority of the Company’s Common Stock and preferred stock present in person or represented by proxy and entitled to vote at the annual meeting on a combined basis.

Board Recommendation

The Board recommends that you vote “FOR” approval of the Certificate of Amendment to the Company’s certificate of incorporation to reduce our authorized shares of Common Stock from 100,000,000 to 15,000,000 and to reduce our authorized shares of preferred stock from 10,000,000 to 500,000.

29

PROPOSAL 5—RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed EisnerAmper LLP (“EisnerAmper”) as our independent registered public accounting firm for the fiscal year ending December 31, 2017. We are presenting this selection to our stockholders for ratification at the annual meeting.

EisnerAmper audited our financial statements for 2016. Representatives of EisnerAmper are not expected to be present at the 2017 Annual Meeting, will not have the opportunity to make a statement if they so desire, and will not be available to respond to appropriate questions.

The following table sets forth the aggregate fees billed or expected to be billed by EisnerAmper for audit and non-audit services in 2016 and 2015, including “out-of-pocket” expenses incurred in rendering these services. The nature of the services provided for each category is described following the table.

Fee Category	2016	2015
Audit Fees (1)	$104,085	$95,000
Audit-Related Fees	$0	$0
Tax Fees	$0	$0
All Other Fees (2)	$37,500	$47,500
Total	$141,585	$142,500

(1)	Audit fees include fees for professional services rendered for the audit of our annual statements, quarterly reviews, consents and assistance with and review of documents filed with the SEC. Audit fees for 2015 do not include fees billed for professional services rendered by Scott and Company LLC for the 2014 audit and re-issuing of the 2013 audit report totaling approximately $3,500, excluding expenses.

(2)	Other fees include fees for the review of FlexShopper’s quarterly filings with the SEC and for EisnerAmper’s review and issuance of consents with respect to FlexShopper’s registration statements. Other fees for 2015 do not include $10,000 paid to Scott and Company LLC for its review and issuance of its consent with respect to FlexShopper’s registration statement on Form S-1 filed with the SEC.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires that all services to be provided by the Company’s independent public accounting firm, including audit services and permitted non-audit services, to be pre-approved by the Audit Committee. All audit and permitted non-audit services provided by EisnerAmper during 2016 were pre-approved by the Audit Committee.

Vote Required for Approval

Ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of the holders of a majority of the voting power of the voting stock present in person or represented by proxy. If our stockholders fail to ratify the selection of EisnerAmper as the independent registered public accounting firm for 2017, the Audit Committee will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year.

Board Recommendation

The Board unanimously recommends that the stockholders vote FOR ratification of the appointment of EisnerAmper as our independent registered public accounting firm for 2017.

30

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In March 2016, our Board of Directors adopted a written policy with regard to related person transactions, which sets forth our procedures and standards for the review, approval or ratification of any transaction required to be reported in our filings with the SEC or in which one of our executive officers or directors has a direct or indirect material financial interest, with limited exceptions. Our policy is that the Corporate Governance and Nominating Committee shall review the material facts of all related person transactions (as defined in the related person transaction approval policy) and either approve or disapprove of the entry into any related person transaction. In the event that obtaining the advance approval of the Corporate Governance and Nominating Committee is not feasible, the Corporate Governance and Nominating Committee shall consider the related person transaction and, if the Corporate Governance and Nominating Committee determines it to be appropriate, may ratify the related person transaction. In determining whether to approve or ratify a related person transaction, the Corporate Governance and Nominating Committee will take into account, among other factors it deems appropriate, whether the related person transaction is on terms comparable to those available from an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

Other than as described below, and compensation agreements and other arrangements which are described under the heading “Compensation And Other Information Concerning Directors And Officers” beginning on page 18, in 2016 there was not, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of their immediate families had or will have a direct or indirect material interest.

Promissory Note

On February 11, 2016, FlexShopper entered into a promissory note for $1,000,000, in favor of Marc Malaga, FlexShopper’s Executive Vice President of Operations. Interest on the Promissory Note accrued at the rate of 15.0% per annum and all outstanding principal and accrued interest was payable on demand by Mr. Malaga. The Promissory Note was secured by substantially all of the Company’s assets. The Promissory Note was paid in full with interest amounting to $51,250 on June 13, 2016.

Sale of Series 2 Preferred Stock

On June 10, 2016, FlexShopper entered into a Subscription Agreement with B2 FIE V LLC (the “Investor”), an entity affiliated with Pacific Investment Management Company LLC (“PIMCO”), providing for the issuance and sale of 20,000 shares of Series 2 Preferred Stock for gross proceeds of $20.0 million. The Series 2 Preferred Stock was sold for $1,000 per share (the “Stated Value”) and accrue dividends on the Stated Value at an annual rate of 10%. Each share of Series 2 Preferred Stock is convertible at a conversion rate of $8.10 into approximately 123.4568 shares of Common Stock, subject to reduction pursuant to a weighted average anti-dilution provision contained in the Series 2 Preferred Stock’s Certificate of Designations. Pursuant to the Investor Rights Agreement entered into in connection with this sale of Series 2 Preferred Stock, the Investor nominated to the Board Daniel Ballen and Katherine Verner, who are both employees of PIMCO. Additionally, the Investor Rights Agreement provides that so long as the Investor’s Ownership Percentage (as defined in the Investor Rights Agreement) exceeds 20%, the Investor must approve any change of control transaction involving the Company at a valuation per share of the Series 2 Preferred Shares below $1,000.00 and any increase in the size of the Board beyond nine directors. The Investor Rights Agreement also entitles the Investor to certain demand registration rights, piggyback registration rights, and a right of first offer on future issuances of equity securities of FlexShopper.

31

Credit Agreement

On March 6, 2015, FlexShopper, through a wholly-owned indirect subsidiary (the “Borrower”), entered into a credit agreement (as amended from time to time, and including the Fee Letter (as defined therein), the “Credit Agreement”) with Wells Fargo Bank, National Association as paying agent, various lenders from time to time party thereto and WE 2014-1, LLC as administrative agent and lender (the “Lender”). WE 2014-1, LLC is an entity affiliated with Waterfall Asset Management, LLC (“Waterfall”). The Borrower is permitted to borrow funds under the Credit Agreement based on the Borrower’s cash on hand and the Amortized Order Value of its Eligible Leases (as such terms are defined in the Credit Agreement) less certain deductions described in the Credit Agreement. The Credit Agreement also contains certain financial covenants and events of default.

In connection with entering into the Credit Agreement, on March 6, 2015, FlexShopper raised approximately $8.6 million in net proceeds through direct sales of 17.0 million shares of FlexShopper common stock, par value $0.0001 per share (the “Shares”), to certain affiliates of Waterfall and other accredited investors (the “Investors”) for a purchase price of $0.55 per share (the “Equity Purchases”). The Shares were placed pursuant to Rule 506 of Regulation D under the Securities Act of 1933. The Shares were not registered under the Securities Act of 1933 and may not be offered or sold absent registration or an applicable exemption from registration requirements.

In connection with the issuance of the Shares to the Investors, on March 6, 2015, FlexShopper entered into an Investor Rights Agreement with affiliates of Waterfall (the “Waterfall Funds”). The Investor Rights Agreement entered into with the Waterfall Funds provides that, so long as the Waterfall Funds beneficially own at least 10% of FlexShopper common stock then issued and outstanding, Waterfall will have the right to nominate one director to the FlexShopper Board of Directors (the “Board”). Upon the closing of the Equity Purchases, the Waterfall Funds beneficially owned more than 10% of FlexShopper common stock then issued and outstanding and thereby nominated Philip Gitler to the Board. The Investor Rights Agreement also entitles the Waterfall Funds to certain demand registration rights and certain preemptive rights on future sales of equity securities of FlexShopper, as well as certain piggyback registration rights.On February 11, 2016, the Borrower entered into a third amendment to the Credit Agreement, which amended the Credit Agreement to, among other things, add a new financial covenant requiring the Borrower to maintain at least $1,500,000 in Unrestricted Cash (as defined in the Credit Agreement) at all times.

On March 29, 2016, the Borrower entered into a fourth amendment (the “Fourth Amendment”) to the Credit Agreement pursuant to which the Lender waived the violation of the Equity Book Value covenant at December 31, 2015, as well as compliance with financial covenants (other than the unrestricted cash covenant) through the completion of FlexShopper’s raising at least $10 million in equity funding, which occurred upon the issuance of Series 2 Preferred Stock on June 10, 2016. In addition, the Fourth Amendment, among other things, provided that Borrower maintain Unrestricted Cash of at least $500,000 on each day and $1,000,000 at the end of each calendar month.

On January 27, 2017, the Borrower entered into a fifth amendment (the “Omnibus Amendment”) to the Credit Agreement. The Omnibus Amendment amended the Credit Agreement to, among other things, extend the Commitment Termination Date (as defined in the Credit Agreement), require the Borrower to refinance the debt under the Credit Agreement upon a Permitted Change of Control (as defined in the Credit Agreement) and modify certain permitted debt and financial covenants.

32

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all such filings. Based solely on our review of the copies of the reports that we received and written representations that no other reports were required, we believe that our executive officers, directors and greater than 10% stockholders complied with all applicable filing requirements on a timely basis during 2016, except that James Allen filed a late Form 4 with respect to an award of stock options and B2 FIE V LLC, PIMCO Bravo Fund II, L.P. and Pacific Investment Management Co LLC filed a late Form 3.

OTHER BUSINESS

The Board knows of no business that will be presented for consideration at the 2017 Annual Meeting other than those items stated above. If any other business should properly come before the 2017 Annual Meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting under the proxies.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 10, 2017

The proxy statement and annual report to stockholders are available at http://www.cstproxy.com/flexshopper/2017.

A copy of the Company’s Annual Report for the fiscal year ended December 31, 2016 is available without charge upon written request to: Secretary, FlexShopper, Inc., 2700 North Military Trail, Ste. 200, Boca Raton, Florida 33431.

33

Appendix A

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

FLEXSHOPPER, INC.

FLEXSHOPPER, INC., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

1.           The Certificate of Incorporation of the Corporation is hereby amended by deleting Section 1 of Article FOURTH thereof in its entirety and replacing Section 1 of Article FOURTH with the following:

“Section 1. Authorization of Shares.

The aggregate number of shares of capital stock which the Corporation will have authority to issue is 15,500,000 shares, consisting of 15,000,000 shares of common stock, having a par value of $.0001 per share (“Common Stock”), and 500,000 shares of Preferred Stock, having a par value of $.001 per share (“Preferred Stock”).”

2.           The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, FLEXSHOPPER, INC. has caused this Certificate to be executed by its duly authorized officer on this [__] day of May, 2017.

By:
Name: Brad Bernstein
Title: President and Chief Executive Officer

Fitch Proof 88778 Flexshopper Proxy Card Front

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet or Telephone – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

FLEXSHOPPER, INC.

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on May 9, 2017.

INTERNET/MOBILE – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

PHONE – 1 (866) 894-0537
Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.

▲ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▲

PROXY

Please mark your votes like this **X**

The Board of Directors recommends a vote FOR ALL Director nominees, FOR Proposals 2, 4 and 5 and for EVERY YEAR on Proposal 3.

1. Election of Directors — FOR ALL ☐ FOR ALL EXCEPT ☐ WITHHOLD FOR ALL ☐

(01) James D. Allen
(02) Daniel Ballen
(03) Brad Bernstein
(04) Philip M. Gitler
(05) T. Scott King
(06) Carl Pradelli
(07) Katherine Verner

(Instruction: To withhold authority to vote for any individual nominee(s), mark the "For All Except" box and write the nominee(s) name(s) on the following blank line.)

For All Except: ______________________

2. Approval, on a non-binding basis, of the compensation paid to our named executive officers. — FOR ☐ AGAINST ☐ ABSTAIN ☐

3. Approval, on a non-binding basis, of the frequency of future advisory votes on the compensation paid to our named executive officers. — EVERY 1YEAR ☐ EVERY 2YEARS ☐ EVERY 3YEARS ☐ ABSTAIN ☐

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature______________________ **Signature, if held jointly**______________________ **Date**____________, **2017.**

Note Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

88778_REV1_FLEXSHOPPER_PROXY CARD.indd 1 3/24/17 11:16 AM

Fitch Proof 88778 Flexshopper Proxy Card Back.

▲ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▲

PROXY

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FLEXSHOPPER, INC.

The undersigned appoints Brad Bernstein, Chief Executive Officer and President, and H. Russell Heiser, Chief Financial Officer, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of capital stock of FlexShopper, Inc. held of record by the undersigned at the close of business on March 23, 2017 at the Annual Meeting of Stockholders of FlexShopper, Inc. to be held on May 10, 2017, or at any adjournment thereof, as instructed below and in their discretion upon all such other matters as may be properly presented for consideration at the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS INDICATED. IF NO INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE SEVEN NOMINEES TO THE BOARD OF DIRECTORS, IN FAVOR OF PROPOSAL 2, PROPOSAL 4, AND PROPOSAL 5, FOR "EVERY YEAR" ON PROPOSAL 3, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued, and to be dated and signed, on the reverse side)

88778_REV1_FLEXSHOPPER_PROXY CARD.indd 2 3/24/17 11:16 AM